Exhibit 99.1.a

           Certification of CEO and CFO Pursuant to
                    18 U.S.C. Section 1350,
                    As Adopted Pursuant to
         Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report on Form 10-Q of Great Plains Energy Incorporated (the "Company") for the quarterly period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Bernard J. Beaudoin, as Chairman of the Board, President and Chief Executive Officer of the Company, and Andrea F. Bielsker, as Senior Vice President - Finance, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. (Section symbol) 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

     (1)  The Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/Bernard J. Beaudoin
Bernard J. Beaudoin
Chairman of the Board, President
    and Chief Executive Officer
Date:  August 12, 2002


/s/Andrea F. Bielsker
Andrea F. Bielsker
Senior Vice President - Finance,
    Chief Financial Officer and
    Treasurer
Date:  August 12, 2002

     This certification accompanies the Report pursuant to (Section symbol) 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of (Section symbol) 18 of the Securities Exchange Act of 1934, as amended.